UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2007, we entered into an agreement with Lonza Bio Science of Walkersville, Inc. (Lonza), formerly known as Cambrex Bio Science of Walkersville, Inc. whereby Lonza agreed:

•	to perform certain defined work in a timely manner necessary to support our application for FDA Pre-Market Approval of our Orcel® product;

•

to modify the terms of our October 29, 2003 Manufacturing Agreement, as previously amended, prescribing rates for labor and lower production suite fees than we previously agreed to and which we have to pay to Lonza, and

•	to apply $100,000 held as a security deposit against outstanding amounts we owe Lonza.

We paid Lonza $750,000 to be applied against amounts we owe it. We agreed that we would pay Lonza on March 31, 2008, on account of its labor charges and production suite fees hereafter incurred, as well as for the remainder of our currently outstanding obligations, an amount which will be the lesser of the amount we then owe, or 25% of the net proceeds we receive from the sale of our equity securities in the first quarter of 2008. Any remaining outstanding balance we owe will be due on July 1, 2008.

Item 1.02 Termination of a Material Definitive Agreement

In the same agreement we and Lonza agreed to terminate the Sales Agency Agreement which provided for Lonza marketing and selling our Orcel® product and related Licensing and Security Agreements, all dated October 18, 2004, that Lonza and we had entered into. By October 26, 2007, Lonza will turnover its records related to its sales efforts.

Item 8.01 Other Events

On September 26, 2007, our Board of Directors elected John Leone as our lead director. Mr. Leone was elected a director on June 29, 2007. He is currently a partner at Paul Capital Partners. He has over 30 years of pharmaceutical industry experience. In 2004 and 2005 he was president and chief executive officer of Cambrex Corporation, a leading life sciences company. From 2000 to 2004 he was at Aventis, where he served as senior vice president and chief operating officer of U.S. Commercial Operations. Among other initiatives, he spearheaded the successful integration of Rhone-Poulenc Rorer and Hoechst Marion Russell to form Aventis. His industry experience also includes both domestic and international management roles with Pfizer and Wyeth. He received his BS degree in Engineering from the U.S. Military Academy at West Point and his MBA from the University of Colorado.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: October 1, 2007	By:	/s/ Alan W. Schoenbart
Chief Financial Officer